SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                ____________________________


                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934
                       ________________


      Date of Report (Date of earliest event reported):
                        June 27, 1997

                        Alpharma Inc.
                    _____________________


   (Exact name of registrant as specified in its charter)

        Delaware            1-8593            22-2095212

     ________             ______             __________
     (State or other      (Commission        (IRS Employer
     jurisdiction of      File Number)       Identification
     incorporation)                          No.)


       One Executive Drive, Fort Lee, New Jersey 07024
     ___________________________________________________
     (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code
                       (201) 947-7774
                    _____________________


                       Not Applicable
      ________________________________________________
      (Former name or former address, if changed since
                        last report)

Item 7.     Financial Statements and Exhibits

(c)  Exhibits

10.  Amendment  No.  1  to Stock Subscription  and  Purchase
     Agreement dated June 26, 1997, between the Company  and
     A.L. Industrier AS.


Item   9.       Sales  of  Equity  Securities  Pursuant   to
Regulation S

On February 10, 1997, the Registrant entered into a Stock Subscription and Purchase Agreement with A.L. Industrier AS, a Norwegian corporation with its principal offices in Oslo, Norway. A.L. Industrier AS is the beneficial owner of 8,226,562 shares of the Company's Class B Common Stock and is able to control the Registrant through its ability to elect more than a majority of the Board of Directors and to cast a majority of the votes in any vote of the Registrant's stockholders. The agreement provided for the sale of 1,273,438 newly issued shares of Class B Common Stock for $16.34 per share. The offer and sale of such shares is exempt from registration under the Securities Act of 1933 under Regulation S adopted pursuant to such Act. The shares of Class B Common Stock are convertible on a share for share basis into shares of the registrant's Class A Common Stock. The agreement also provided for the issuance of rights to the Class A shareholders to purchase one share of Class A Common Stock for $16.34 per share for every six shares of Class A Common held. The Class A rights distribution will be made with a prospectus. The final details, terms and conditions have not been finalized, however they are expected to be transferable and have a term expiring on November 25, 1997. The agreement required that the Class B shares be purchased at the same time that the rights for the Class A Common Stock would expire and total consideration for the Class B Common Stock was agreed to be $20,807,977.

On June 26, 1997 the Registrant and A.L. Industrier entered into Amendment No. 1 to the Subscription and Purchase Agreement whereby A.L. Industrier agreed to purchase the 1,273,438 Class B shares on June 27, 1997. The amendment provided that A.L. Industrier pay the original agreed consideration and receive no later than November 30, 1997 an early pay amount estimated to be approximately $428,227. The early payment amount recognizes the benefit to the Registrant in the A.L. Industrier purchase of the stock on June 27, 1997 instead of November 25, 1997. The sale of stock was completed for cash on June 27, 1997. No underwriter was involved in connection with the transaction.


                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Alpharma Inc.
                            _________________
                               Registrant




                           By:  /s/ Jeffrey E. Smith
                           ___________________________
                           Jeffrey E. Smith
                                Vice President, Finance and
                           Chief Financial Officer



Dated:   July 3, 1997